Exhibit 99.2 Furnished as of February 22, 2021 - UNAUDITED

Company Overview Company Information 3 Recent Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Statements Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Operations 11 Condensed Consolidated Statements of Cash Flows 12 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 13 Debt Composition and Maturity Schedule 14 Capitalization and Covenants 15 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Property Capital Expenditures 18 Net Asset Value Components 19 Key Markets in Top 75 MSA Concentration and Regional Portfolio Distribution 20 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 21 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 22 Tenant Profile, Tenant Specialty and Top MOB Tenants 23 Reporting Definitions 24 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward- looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, comprising approximately 25.4 million square feet of gross leasable area (“GLA”), with $7.5 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Senior Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development Brock J. Cusano | Vice President - Operations Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$7.5B	~25.4M SF	205%	BBB/Baa2
GROSS INVESTMENTS	LARGEST ON-CAMPUS OWNER	TOTAL SHAREHOLDER RETURNS (Since December 2006)	INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Indianapolis, IN
Hartford, CT
Albany, NY
Pittsburgh, PA
Boston, MA
New York, NY
Denver, CO
Raleigh, NC
Charlotte, NC
Orange County / Los Angeles
Phoenix, AZ
Orlando, FL
Atlanta, GA
Houston, TX
Tampa, FL
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

10 MARKETS ~ 1M+ SF | **17 MARKETS > 500K SF**

Full-Service Operating Platform	Focus and Scale	Diversification	Investment Grade Balance Sheet
Best-in-Class Fully Integrated Operations Management	**94% of Portfolio in Key Markets & Top 75 MSAs**	**469 Buildings throughout 32 States**	**BBB/Baa2** Standard & Poor's/Moody's Credit Rating
Property Management	Platform with Scale Creates:	Top Tenant < 4.2% of ABR	**5.9x** Net Debt/ Adjusted EBITDAre
Leasing	Local Expertise	Top Market < 9.7% of ABR	**$1.4B** Liquidity
Facilities & Engineering	Strong Relationships	Size & Diversification provides stability of cash flows	
Construction & Development	Operational Benefits		
	Access to Better Performing Markets		

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: HISTORY OF VALUE CREATION 8.0% Annualized Average Total Returns Since First Distribution in 2006 to December 31, 2020 Same Store Growth Normalized FFO/Share $0.40 $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40 $0.41 $0.42 $0.42 $0.42 $0.42 $0.43 $0.43 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 $0.3 $0.35 $0.4 $0.45 3.0% 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% 2.3% 2.6% 2.5% 2.7% 2.7% 2.9% 2.5% 2.5% 2.7% 0.6% 0.5% 2.5% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20* 3Q20* 4Q20 0% 1% 2% 3% 4% DELIVERING SHAREHOLDER VALUE Steady & Growing Dividend 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 5 2.4% REIT MOB Avg. Top MOB Tenants » AdventHealth » Harbin Clinic » Ascension » HCA Healthcare » Atrium Health » Highmark-Allegheny Health Network » Baylor Scott & White Health » Mercy Health » Boston Medical Center » Steward Health Care » CommonSpirit Health » Tenet Healthcare Corporation » Community Health Network » Tufts Medical Center » Community Health Systems » UNC Health Care 2.6% HTA Avg. 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 $0.28 $0.3 $0.32 $0.295 $0.305 $0.310 $0.300 $0.315 $0.320 *The 2.5% same store growth excludes the impact of free rents associated with early renewals executed in 2Q20, during the COVID-19 pandemic. 2.5%* 2.5%*

Recent Highlights Fourth Quarter 2020: • Reported net income attributable to common stockholders of $0.13 per diluted share. • Reported Same-Property Cash Net Operating Income (“NOI”) growth of 2.5% compared to Q4 2019. • Reported Funds From Operations (“FFO”) as defined by NAREIT of $0.43 per diluted share, an increase of 4.9% compared to Q4 2019. • Reported Normalized FFO of $0.43 per diluted share, an increase of 2.4% compared to Q4 2019. • Reported Normalized FAD of $80.3 million, an increase of 11.1% compared to Q4 2019. Year Ended December 31, 2020: • Reported net income attributable to common stockholders of $0.24 per diluted share. • Reported FFO as defined by NAREIT of $1.56 per diluted share, an increase of 2.0% compared to 2019. • Reported Normalized FFO of $1.71 per diluted share, an increase of 4.3% compared to 2019. • Reported Normalized FAD of $317.6 million, an increase of 9.8% compared to 2019. • Raised $800 million of senior unsecured notes at a coupon of 2% per annum. Proceeds were used to repay approximately $600 million of existing debt. • Raised our quarterly dividend for the 7th consecutive year. Portfolio Performance • As of December 31, 2020, our portfolio had a leased rate of 89.8% by gross leasable area (“GLA”) and an occupancy rate of 89.1% by GLA. Fourth Quarter 2020: • HTA executed approximately 0.6 million square feet of leases, including 136 thousand square feet of new leases and 442 thousand square feet of renewals. Re-leasing spreads increased to 2.7% and tenant retention for the Same-Property portfolio was 80% by GLA. • For Q4, we collected more than 99.5% of our total monthly rents that are contractually due and owed. Our January and February 2021 collections continue to be consistent with Q4. Year Ended December 31, 2020: • HTA executed approximately 3.9 million square feet of GLA in leases, or approximately 17% of our leased space. This includes 668 thousand square feet of GLA in new leases and 3.2 million square feet of GLA in renewals. Re-leasing spreads increased to 4.7% and tenant retention for the Same-Property portfolio was 87% by GLA. • For 2020 charges only, we collected 99% of our total monthly rents that are contractually due and owed, which includes the impact of our remaining deferred charges. • In total in 2020, we have approved deferral plans that total approximately $11.1 million, or approximately 1.5% of annual revenues. Of this total, approximately $8.5 million have been repaid as of today. The remainder are expected to be repaid within the next 6 to 9 months. We have not approved any material deferrals in January. Investment Activity • During the quarter, HTA closed on $129 million of medical office investments totaling approximately 386 thousand square feet of GLA. For the year, HTA has now closed over $181 million of MOB investments totaling approximately 600 thousand square feet of GLA with expected year-one contractual yields of 6.0%. These properties were approximately 94% leased as of closing and are located within HTA's key markets. • In Q4, we sold one asset in the Overland Park, Kansas market for approximately $17 million resulting in a $7.6 million gain on sale of real estate. • In 2020, we completed our initial development started by HTA. This 127,000 SF Class A MOB development in Raleigh, North Carolina is anchored by WakeMed Health System. The building is 77% leased and began paying cash rent in 4Q 2020. Annual Cash NOI upon full stabilization is expected to approximate $3.4 million. Company Overview 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 6

Recent Highlights Cont'd • Our remaining three developments in California, Florida, and Texas continue to progress, and we anticipate completion on- time between Q1 and Q3 2021. The first two of these developments, representing 130,000 square feet of GLA and $50 million of total construction costs located in Miami, Florida and Bakersfield, California, are anticipated for construction completion and occupancy commencement in late Q1 2021, generating NOI beginning Q2 2021. Capital Activity and Liquidity • During the year, we remained focused on positioning our balance sheet to be poised for future investments through the refinancing of $600 million of existing debt from our $800 million senior unsecured note issuance in Q3 2020, allowing us to eliminate short-term revolver borrowings and near-term debt maturities until 2023 and beyond. • HTA ended Q4 with total liquidity of $1.4 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility, $277.5 million of unsettled equity forward transactions and $115.4 million of cash and cash equivalents. • As of the end of the quarter, HTA had $277.5 million of equity to be settled on a forward basis with the issuance of approximately 9.4 million shares of common stock, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements. • HTA ended Q4 2020 with total leverage of (i) 32.3%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.9x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity agreements, leverage would be 29.2% and 5.3x, respectively. Dividend On December 4, 2020, HTA’s Board of Directors announced a quarterly cash dividend of $0.320 per share of common stock and per Operating Partnership Unit, paid on January 12, 2021 to stockholders of record on January 5, 2021. This marks the 7th consecutive year of dividend increases to our stockholders. 2021 Guidance: HTA expects 2021 guidance to range as follows: The 2021 outlook guidance includes the following additional assumptions: • $300 - $600 million of investments at an average 5.5% to 6.0% yield; • $50 - $100 million of dispositions at a 5.0% to 7.0% yield; • general and administrative costs of $43 - $46 million; • average fully diluted shares of between 226 and 229 million fully diluted shares of common stock outstanding, with proceeds from equity previously raised on a forward basis being utilized to fund acquisitions as they close; • developments being substantially complete as set forth in the Development/Redevelopment summary found elsewhere in this document. • HTA expects leverage, measured as (i) debt less cash and cash equivalents to total capitalization, and (ii) measured as debt less cash and cash equivalents to Adjusted EBITDAre to range between 5.5x and 6.0x throughout the year. HTA's 2021 guidance is based on a number of various assumptions that are subject to change and many of which are outside the control of the Company. Additionally, HTA's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. If actual results vary from these assumptions, HTA's expectations may change. There can be no assurance that HTA will achieve these results. Company Overview 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 7 Recent Highlights Cont'd • Our remaining three developments in California, Florida, and Texas continue to progress, and we anticipate completion on- time between Q1 and Q3 2021. The first two of these developments, representing 135,000 square feet of GLA and over $50 million of total construction costs located in Miami, Florida and Bakersfield, California, are anticipated for construction completion and occupancy commencement in late Q1 2021, generating NOI beginning Q2 2021. Capital Activity and Liquidity • HTA ended Q4 2020 with total leverage of (i) 32.3%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.9x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity agreements, leverage would be 29.2% and 5.3x, respectively. • HTA ended Q4 with total liquidity of $1.4 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility, $277.5 million of unsettled equity forward transactions and $115.4 million of cash and cash equivalents. • During the year, we issued $800 million in senior unsecured notes due 2031 at 2.0% coupon. Proceeds were used to refinance $600 million of existing debt, allowing us to extend our nearest term public debt to 2026. • As of the end of the quarter, HTA had $277.5 million of equity to be settled on a forward basis with the issuance of approximately 9.4 million shares of common stock, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements. Dividend On December 4, 2020, HTA’s Board of Directors announced a quarterly cash dividend of $0.320 per share of common stock and per Operating Partnership Unit, paid on January 12, 2021 to stockholders of record on January 5, 2021. This marks the 7th consecutive year of dividend increases to our stockholders. Annual Expectations Low to High Net income attributable to common stockholders per share $ 0.32 $ 0.40 Same-Property Cash NOI 2.0% 3.0% FFO per share, as defined by NAREIT $ 1.70 $ 1.77 Normalized FFO per share $ 1.71 $ 1.79 2021 Guidance: HTA expects 2021 guidance to range as follows: The 2021 outlook guidance includes the following additional assumptions: • $300 - $600 million of investments at an average 5.5% to 6.0% yield; • $50 - $100 million of dispositions at a 5.0% to 7.0% yield; • general and administrative costs of $43 - $46 million; • average fully diluted shares of between 226 and 229 million fully diluted shares of common stock outstanding, with proceeds from equity previously raised on a forward basis being utilized to fund acquisitions as they close; • developments being substantially complete as set forth in the Development/Redevelopment summary found elsewhere in this document. • The lower end of the range assumes settlement of forward equity agreements without deployment of cash proceeds for investments. • HTA expects leverage, measured as (i) debt less cash and cash equivalents to total capitalization, and (ii) measured as debt less cash and cash equivalents to Adjusted EBITDAre to range between 5.5x and 6.0x throughout the year. HTA's 2021 guidance is based on a number of various assumptions that are subject to change and many of which are outside the control of the Company. Additionally, HTA's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. If actual results vary from these assumptions, HTA's expectations may change. There can be no assurance that HTA will achieve these results.

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	4Q20	3Q20	2Q20	1Q20	4Q19
INCOME ITEMS					
Revenues	$ 187,018	$ 187,326	$ 178,845	$ 185,776	$ 176,313
NOI (1)(2)	130,469	130,078	122,645	128,914	123,047
Adjusted EBITDAre, annualized (1)(3)	496,776	489,928	482,112	487,228	480,024
FFO (1)(3)	95,330	68,489	87,766	93,114	87,261
Normalized FFO (1)(3)	96,450	96,235	92,993	93,561	88,871
Normalized FAD (1)(3)	80,284	82,419	77,465	77,389	72,261
Net income attributable to common stockholders per diluted share	$ 0.13	$ (0.03)	$ 0.06	$ 0.08	$ 0.04
FFO per diluted share	0.43	0.31	0.40	0.42	0.41
Normalized FFO per diluted share	0.43	0.43	0.42	0.42	0.42
Same-Property Cash NOI growth (4)	2.5%	0.5%	0.6%	2.7%	2.5%
Fixed charge coverage ratio (5)	4.94x	4.82x	4.67x	4.63x	4.52x

	As of				
	4Q20	3Q20	2Q20	1Q20	4Q19
ASSETS					
Gross real estate investments	$ 7,812,884	$ 7,636,402	$ 7,606,409	$ 7,571,447	$ 7,493,616
Total assets	6,790,692	6,774,572	6,644,496	6,824,179	6,638,749
CAPITALIZATION					
Net debt (6)	$ 2,911,592	$ 2,799,396	$ 2,743,493	$ 2,743,208	$ 2,717,062
Total capitalization (7)	9,028,171	8,573,996	8,633,134	8,134,436	9,387,352
Net debt/total capitalization (6)	32.3%	32.6%	31.8%	33.7%	28.9%

(1) Refer to pages 24 and 25 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 17 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 13 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense and scheduled principal payments.
(6) Refer to page 15 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 15 for details.

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot

(as of December 31, 2020)

Investments in Real Estate (1)	$	7.5
Total portfolio GLA (2)		25.4
Leased rate (3)		89.8%
Same-Property portfolio tenant retention rate (YTD) (4)		87%
% of GLA managed internally		97%
% of GLA on-campus/adjacent		67%
% of invested dollars in key markets in top 75 MSAs (5)		94%
Weighted average remaining lease term for all buildings (6)		5.6
Weighted average remaining lease term for single-tenant buildings (6)		7.3
Weighted average remaining lease term for multi-tenant buildings (6)		4.9
Credit ratings (Standard & Poor's/Moody's)		BBB(Stable)/Baa2(Stable)
Cash and cash equivalents (2)	$	115.4
Net debt/total capitalization		32.3%
Weighted average interest rate per annum on portfolio debt (7)		2.89%

Building Type

% of Portfolio (based on GLA)



Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs (8)

% of Portfolio (based on invested dollars)



Hartford/New Haven, CT
4.6%
Atlanta, GA
4.5%
Orange County/ Los Angeles, CA
4.4%
Miami, FL
3.8%
Indianapolis, IN
3.8%
Phoenix, AZ
3.6%
Tampa, FL
4.6%
Boston, MA
5.3%
Houston, TX
6.2%
Dallas, TX
11.6%
All Other Markets
5.7%
Remaining Top MSAs
41.9%

(1) Amount presented in billions. Refer to page 24 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 25 for the reporting definition of Retention.
(5) Refer to page 24 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts presented in years.
(7) Includes the impact of cash flow hedges.
(8) Refer to page 20 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 9

As of 4Q20 4Q19 ASSETS Real estate investments: Land $ 596,269 $ 584,546 Building and improvements 6,507,816 6,252,854 Lease intangibles 628,621 628,066 Construction in progress 80,178 28,150 7,812,884 7,493,616 Accumulated depreciation and amortization (1,702,719) (1,447,815) Real estate investments, net 6,110,165 6,045,801 Investment in unconsolidated joint venture 64,360 65,888 Cash and cash equivalents 115,407 32,713 Restricted cash 3,358 4,903 Receivables and other assets, net 251,728 237,024 Right-of-use assets - operating leases, net 235,223 239,867 Other intangibles, net 10,451 12,553 Total assets $ 6,790,692 $ 6,638,749 LIABILITIES AND EQUITY Liabilities: Debt $ 3,026,999 $ 2,749,775 Accounts payable and accrued liabilities 200,358 171,698 Derivative financial instruments - interest rate swaps 14,957 29 Security deposits, prepaid rent and other liabilities 82,553 49,174 Lease liabilities - operating leases 198,367 198,650 Intangible liabilities, net 32,539 38,779 Total liabilities 3,555,773 3,208,105 Commitments and contingencies Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 218,578,012 and 216,453,312 shares issued and outstanding as of December 31, 2020 and 2019, respectively 2,186 2,165 Additional paid-in capital 4,916,784 4,854,042 Accumulated other comprehensive (loss) income (16,979) 4,546 Cumulative dividends in excess of earnings (1,727,752) (1,502,744) Total stockholders’ equity 3,174,239 3,358,009 Noncontrolling interests 60,680 72,635 Total equity 3,234,919 3,430,644 Total liabilities and equity $ 6,790,692 $ 6,638,749 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 10

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Year Ended	
	4Q20	4Q19	4Q20	4Q19
Revenues:				
Rental income	$ 186,955	$ 176,199	$ 738,414	$ 691,527
Interest and other operating income	63	114	551	513
Total revenues	187,018	176,313	738,965	692,040
Expenses:				
Rental	56,549	53,266	226,859	211,479
General and administrative	10,621	10,203	42,969	41,360
Transaction	668	1,492	965	2,350
Depreciation and amortization	75,344	78,654	303,828	290,384
Interest expense	23,328	24,031	94,613	96,632
Total expenses	166,510	167,646	669,234	642,205
Gain (loss) on sale of real estate, net	7,599	(117)	9,590	(154)
Loss on extinguishment of debt, net	—	—	(27,726)	(21,646)
Income from unconsolidated joint venture	389	426	1,612	1,882
Other income	11	60	301	841
Net income	$ 28,507	$ 9,036	$ 53,508	$ 30,758
Net income attributable to noncontrolling interests	(452)	(118)	(890)	(604)
Net income attributable to common stockholders	$ 28,055	$ 8,918	$ 52,618	$ 30,154
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.13	$ 0.04	$ 0.24	$ 0.15
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.13	$ 0.04	$ 0.24	$ 0.14
Weighted average common shares outstanding:				
Basic	218,575	207,395	218,078	205,720
Diluted	222,099	211,472	221,666	209,605
Dividends declared per common share	$ 0.320	$ 0.315	$ 1.270	$ 1.250

HTA
LISTED
NYSE

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 11

Financial Statements

Condensed Consolidated Statements of Cash Flows

(unaudited and in thousands)

	Year Ended 4Q20	Year Ended 4Q19	Year Ended 4Q18
Cash flows from operating activities:			
Net income	$ 53,508	$ 30,758	$ 217,626
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation and amortization	283,039	280,969	271,441
Share-based compensation expense	8,916	10,127	9,755
Impairment	—	—	8,887
Income from unconsolidated joint venture	(1,612)	(1,882)	(1,735)
Distributions from unconsolidated joint venture	3,240	3,030	2,665
(Gain) loss on sale of real estate, net	(9,590)	154	(165,977)
Loss (gain) on extinguishment of debt, net	27,726	21,646	(242)
Changes in operating assets and liabilities:			
Receivables and other assets, net	(11,042)	(12,857)	(17,558)
Accounts payable and accrued liabilities	2,066	(128)	9,478
Security deposits, prepaid rent and other liabilities	31,711	8,577	3,056
Net cash provided by operating activities	387,962	340,394	337,396
Cash flows from investing activities:			
Investments in real estate	(185,286)	(553,298)	(17,389)
Development of real estate	(77,077)	(28,066)	(34,270)
Proceeds from the sale of real estate	22,939	4,880	305,135
Capital expenditures	(74,743)	(91,544)	(77,870)
Collection of real estate notes receivable	907	739	703
Advances on real estate notes receivable	(6,000)	—	—
Net cash used in investing activities	(319,260)	(667,289)	176,309
Cash flows from financing activities:			
Borrowings on unsecured revolving credit facility	1,329,862	610,000	145,000
Payments on unsecured revolving credit facility	(1,429,862)	(510,000)	(145,000)
Proceeds from unsecured senior notes	793,568	906,927	—
Payments on unsecured senior notes	(300,000)	(700,000)	—
Payments on secured mortgage loans	(114,060)	(97,361)	(241,021)
Deferred financing costs	(6,800)	(7,776)	(782)
Debt extinguishment costs	(25,939)	(18,383)	(1,909)
Proceeds from issuance of common stock	50,020	323,393	72,814
Issuance of OP Units	1,378	—	411
Repurchase and cancellation of common stock	(5,192)	(12,178)	(70,319)
Dividends paid	(275,816)	(256,117)	(252,651)
Distributions paid to noncontrolling interest of limited partners	(4,712)	(8,758)	(5,278)
Sale of noncontrolling interest	—	1,234	—
Net cash provided by (used in) financing activities	12,447	230,981	(498,735)
Net change in cash, cash equivalents and restricted cash	81,149	(95,914)	14,970
Cash, cash equivalents and restricted cash - beginning of period	37,616	133,530	118,560
Cash, cash equivalents and restricted cash - end of period	$ 118,765	$ 37,616	$ 133,530

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 12

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 4Q20	Three Months Ended 4Q19	Year Ended 4Q20	Year Ended 4Q19
Net income attributable to common stockholders	$ 28,055	$ 8,918	$ 52,618	$ 30,154
Depreciation and amortization expense related to investments in real estate	74,368	77,758	299,722	287,572
(Gain) loss on sale of real estate, net	(7,599)	117	(9,590)	154
Proportionate share of joint venture depreciation and amortization	506	468	1,949	1,858
FFO attributable to common stockholders	$ 95,330	$ 87,261	$ 344,699	$ 319,738
Transaction expenses	668	1,492	965	2,350
Loss on extinguishment of debt, net	—	—	27,726	21,646
Noncontrolling income from OP units included in diluted shares	452	118	890	538
Other normalizing adjustments (1)	—	—	5,031	—
Normalized FFO attributable to common stockholders	$ 96,450	$ 88,871	$ 379,311	$ 344,272
Non-cash compensation expense	1,781	2,299	8,916	10,127
Straight-line rent adjustments, net	(3,298)	(1,600)	(15,971)	(9,861)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	618	(580)	1,122	(535)
Deferred revenue - tenant improvement related and other	—	(1)	—	(5)
Amortization of deferred financing costs and debt discount/premium, net	1,190	935	4,452	5,216
Recurring capital expenditures, tenant improvements and leasing commissions	(16,457)	(17,663)	(60,201)	(59,803)
Normalized FAD attributable to common stockholders	$ 80,284	$ 72,261	$ 317,629	$ 289,411
Net income attributable to common stockholders per diluted share	$ 0.13	$ 0.04	$ 0.24	$ 0.14
FFO adjustments per diluted share, net	0.30	0.37	1.32	1.39
FFO attributable to common stockholders per diluted share	$ 0.43	$ 0.41	$ 1.56	$ 1.53
Normalized FFO adjustments per diluted share, net	0.00	0.01	0.15	0.11
Normalized FFO attributable to common stockholders per diluted share	$ 0.43	$ 0.42	$ 1.71	$ 1.64
Weighted average diluted common shares outstanding	222,099	211,472	221,666	209,605

Adjusted EBITDAre (2)	Three Months Ended 4Q20
Net income	$ 28,507
Interest expense	23,328
Depreciation and amortization expense	75,344
Gain on sale of real estate, net	(7,599)
Proportionate share of joint venture depreciation and amortization	506
EBITDAre	$ 120,086
Transaction expenses	668
Non-cash compensation expense	1,781
Pro forma impact of acquisitions/dispositions	1,659
Adjusted EBITDAre	$ 124,194
Adjusted EBITDAre, annualized	$ 496,776
As of December 31, 2020:	
Debt	$ 3,026,999
Less: cash and cash equivalents	115,407
Net Debt	$ 2,911,592
Net Debt to Adjusted EBITDAre	5.9x

(1) Other normalizing adjustments includes the following: Non-recurring bad debt of $4,672 thousand, incremental hazard pay to facilities employees of $314 thousand, and incremental personal protective equipment of $45 thousand for the year ended December 31, 2020. There were no normalizing adjustments for the three months ended December 31, 2020

(2) Refer to page 24 for the reporting definitions of EBITDAre, as defined by NAREIT, and Adjusted EBITDAre.

HTA LISTED NYSE

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Period Ending $600,000 $500,000 $650,000 $800,000 $300,000 $200,000 Unsecured Senior Notes Unsecured Term Loans 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Composition and Maturity Schedule (as of December 31, 2020, dollars in thousands) Debt Composition (1) The stated rate on the debt instrument as of the end of the period. (2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period. (3) $1.0 billion available as of December 31, 2020. Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. Maturity Schedule 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 14 Principal Balance Deferred Financing Costs, Net (Discounts)/ Premium, Net Total Stated Rate (1) Hedged Rate (2) Unsecured senior note due 2026 $ 600,000 $ (2,616) $ 6,184 $ 603,568 3.50% 3.50% Unsecured senior note due 2027 500,000 (2,753) (1,751) 495,496 3.75 3.75 Unsecured senior note due 2030 650,000 (4,960) (1,987) 643,053 3.10 3.10 Unsecured senior note due 2031 800,000 (6,612) (6,290) 787,098 2.00 2.00 Total unsecured senior notes $ 2,550,000 $ (16,941) $ (3,844) $ 2,529,215 Unsecured term loan due 2023 300,000 (1,002) — 298,998 1.29% 2.52% Unsecured term loan due 2024 200,000 (1,214) — 198,786 1.14 2.32 Total unsecured term loans $ 500,000 $ (2,216) $ — $ 497,784 Unsecured revolving credit facility (3) — — — — 1.19% 1.19% Total debt $ 3,050,000 $ (19,157) $ (3,844) $ 3,026,999 2.69% 2.89% Financial Information

Capitalization 4Q20 Unsecured revolving credit facility $ — Unsecured term loans 500,000 Unsecured senior notes 2,550,000 Secured mortgage loans — Deferred financing costs, net (19,157) Discount, net (3,844) Total debt $ 3,026,999 Less: cash and cash equivalents 115,407 Net debt $ 2,911,592 Stock price (as of December 31, 2020) $ 27.54 Total diluted common shares outstanding 222,098 Equity capitalization $ 6,116,579 Total capitalization $ 9,028,171 Total undepreciated assets $ 8,493,411 Gross book value of unencumbered assets $ 7,941,827 Total debt/undepreciated assets 35.6% Net debt/total capitalization 32.3% Available Capital: Unsecured Revolving Credit Facility $ 1,000,000 Outstanding Forward Equity 277,458 Cash and Cash Equivalents 115,407 Total Available Capital: $ 1,392,865 Equity 68% Unsecured Debt 32% Financial Information Capitalization and Covenants (as of December 31, 2020, dollars and shares in thousands, except stock price) Covenants Bank Loans Required 4Q20 Total leverage ≤ 60% 37% Secured leverage ≤ 30% 0% Fixed charge coverage ≥ 1.50x 4.94x Unencumbered leverage ≤ 60% 38% Unencumbered coverage ≥ 1.75x 4.95x Senior Notes Required 4Q20 Total leverage ≤ 60% 37% Secured leverage ≤ 40% 0% Unencumbered asset coverage ≥ 150% 273% Interest coverage ≥ 1.50x 5.05x 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of December 31, 2020, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	4Q20	3Q20	4Q19	$ Change	% Change	$ Change	% Change
Rental revenue	$ 131,670	$ 129,185	$ 128,862	$ 2,485	1.9%	$ 2,808	2.2%
Tenant recoveries	38,247	39,135	36,564	(888)	(2.3)	1,683	4.6
Total rental income	169,917	168,320	165,426	1,597	0.9	4,491	2.7
Expenses	50,599	51,813	48,962	(1,214)	(2.3)	1,637	3.3
Same-Property Cash NOI	$ 119,318	$ 116,507	$ 116,464	$ 2,811	2.4%	$ 2,854	2.5%
Rental Margin (1)	90.6%	90.2%	90.4%				

	As of		
	4Q20	3Q20	4Q19
Number of buildings	409	409	409
GLA	22,467	22,464	22,469
Leased GLA, end of period	20,339	20,430	20,618
Leased %, end of period	90.5%	90.9%	91.8%
Occupancy GLA, end of period	20,245	20,347	20,408
Occupancy %, end of period	90.1%	90.6%	90.8%

NOI (2)

	Three Months Ended	
	4Q20	4Q19
Net income	$ 28,507	$ 9,036
General and administrative expenses	10,621	10,203
Transaction expenses	668	1,492
Depreciation and amortization expense	75,344	78,654
Interest expense	23,328	24,031
(Gain) loss on sale of real estate, net	(7,599)	117
Income from unconsolidated joint venture	(389)	(426)
Other income	(11)	(60)
NOI	$ 130,469	$ 123,047
NOI percentage growth	6.0%	
NOI	$ 130,469	$ 123,047
Straight-line rent adjustments, net	(3,298)	(1,600)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(519)	(1,475)
Notes receivable interest income	(9)	(21)
Cash NOI	$ 126,643	$ 119,951
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(6,295)	(1,880)
Redevelopment Cash NOI	314	(167)
Intended for sale Cash NOI (3)	(1,344)	(1,440)
Same-Property Cash NOI	$ 119,318	$ 116,464
Same-Property Cash NOI percentage growth	2.5%	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 24 and 25 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(3) Relates to properties currently under contract for sale, that remain subject to customary diligence and closing conditions and are not guaranteed to transact.

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 16

Property Market Date Acquired % Leased at Acquisition Purchase Price (1) GLA Piedmont Healthcare MOBs Charlotte, NC January 94% $ 16,600 92 Curtis Plaza Boise, ID February 98 6,883 26 Wylie Medical Plaza Dallas, TX February 83 18,000 49 Salt Lake Regional MOB Salt Lake City, UT July 95 11,135 47 St. Ann's MOB Columbus, OH December 83 19,131 99 Palmetto II MOB Miami, FL December 100 61,000 177 Texas Tech MOB El Paso, TX December 97 46,725 110 Total $ 179,474 600 Portfolio Information Investment Activity (as of December 31, 2020, dollars and GLA in thousands) 2020 Property Acquisitions Annual Investments (2) (3) 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 17 (1) Excludes real estate note receivables, corporate assets and land only purchases. (2) Excludes real estate note receivables and corporate assets. (3) Sale proceeds of $24.3M related to the disposition of Miami, FL land parcels in 1Q20 and an Overland Park, KS MOB in 4Q20. As of December 31, 2020, HTA has invested $7.5 billion primarily in MOBs, development properties and other healthcare assets comprising 25.4 million square feet of GLA. Annual Investments $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 $271,510 $700,764 $2,722,467 $557,938 $(82,885) $(35,685) $(39,483) $(85,150) $(308,550) Acquisitions Dispositions 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 $-350,000 $0 $350,000 $700,000 $1,050,000 $1,400,000 $1,750,000 $2,100,000 $2,450,000 $2,800,000 $191,963 $(4,900) $17,729 $(24,310)

Portfolio Information

Development/Redevelopment Summary and Property Capital Expenditures

(as of December 31, 2020, dollars and GLA in thousands)

Development/Redevelopment Summary

Project	MSA	Total GLA	% Leased	Total Construction Cost	Construction in Progress [1]	Costs to Complete	Completion/ Estimated Completion
Cary MOB	Raleigh, NC	127	77	$ 43,897	$ —	$ 7,894	3Q20
Total Unstabilized [2]		127	77	$ 43,897	$ —	$ 7,894	
Development:							
Jackson South MOB	Miami, FL	51	70	$ 21,331	$ 15,037	$ 6,294	1Q21
Memorial Hospital MOB	Bakersfield, CA	84	90	29,258	14,042	15,216	1Q21
Pavilion III MOB	Dallas, TX	109	74	59,608	29,030	30,578	3Q21
Total Development		244	79	110,197	58,109	52,088	
Redevelopment:							
Mission Medical Center Bldgs I & II	Los Angeles, CA	105	27	19,835	15,191	4,644	1Q21
Total Redevelopment		105	27	19,835	15,191	4,644	
Total Construction in Progress		349	63	$ 130,032	$ 73,300	$ 56,732	
Total Unstabilized, Development and Redevelopment		476	67	$ 173,929	$ 73,300	$ 64,626	

Property Capital Expenditures

	Three Months Ended 4Q20	Year Ended 4Q20
Recurring capital expenditures	$ 3,008	$ 15,397
Tenant improvements - 2nd generation	10,231	29,216
Lease commissions	3,218	15,588
Total recurring capital expenditures	$ 16,457	$ 60,201
Capital expenditures - 1st generation/acquisition	2,880	7,803
Tenant improvements - 1st generation	6,181	29,864
Tenant improvements - acquisition	—	1,299
Total capital expenditures	$ 25,518	$ 99,167

(1) Represents incremental construction costs for assets that have not been placed in service and excludes existing book value of development and redevelopment assets.
(2) During Q4 2020, Cash NOI on unstabilized development assets totaled $363 thousand. Annual Cash NOI upon full stabilization is expected to approximate $3.4 million. Costs to complete primarily represent tenant improvements pending completion.

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 18

Portfolio Information

Net Asset Value Components

(as of December 31, 2020, in thousands)

Cash NOI

	4Q20 Cash NOI	Timing/Other Adjustments (1)	Incremental NOI Upon Stabilization (3)	4Q20 Adjusted Cash NOI	Annualized Adjusted Cash NOI
Same-Store Cash NOI	$ 119,318	$ —	$ —	$ 119,318	$ 477,272
Acquisitions Cash NOI (2)	5,800	1,628	—	7,428	29,712
Disposed properties Cash NOI	132	(132)	—	—	—
Unstabilized development assets Cash NOI	363	163	331	857	3,428
Intended for sale Cash NOI	1,344	—	—	1,344	5,376
Redevelopment Cash NOI	(314)	314	—	—	—
Total	$ 126,643	$ 1,973	$ 331	$ 128,947	$ 515,788

Other Assets

Cash and cash equivalents and restricted cash	$ 118,765
Receivables and other assets (4)	70,074
Investment in unconsolidated joint venture	64,360
Development and redevelopment CIP	73,300
Book value of development and redevelopment assets (5)	133,698
Land parcels held for development	31,816
Total	$ 492,013

Obligations

Unsecured term loans	$ 500,000
Unsecured senior notes	2,550,000
Total debt	$ 3,050,000
Accounts payable and accrued liabilities (6)	128,935
Security deposits, prepaid rent and other liabilities (7)	74,772
Total	$ 3,253,707

Total Shares Outstanding

Total Diluted Common Shares Outstanding	222,098

(1) Timing and other adjustments include the pro forma impact of current quarter acquisitions and dispositions as well as the elimination of Cash NOI for redevelopment assets.
(2) Represents Cash NOI on acquisitions not owned/operated for all periods presented.
(3) Represents incremental Cash NOI on unstabilized development assets only. Anticipated incremental Cash NOI upon stabilization of development and redevelopment assets will be determined upon substantial completion of construction and/or stabilization.
(4) Includes tenant receivables of $17,717, other receivables of $6,243, and prepaid expenses, deposits, equipment and other of $46,114.
(5) Represents existing book value on development and redevelopment assets not included in CIP. Amount includes book value of five properties undergoing substantive tenant improvement activities or in pre-construction phase in addition to the four development and redevelopment projects identified on page 18, for which Cash NOI is excluded from 4Q20 Adjusted Cash NOI. Amount does not include book value of unstabilized development assets.
(6) Excludes accrued dividend distributions of $71,423 which represents our quarterly dividend being declared in one quarter and paid in the next. This accrual is excluded for purposes of calculating net asset value to provide comparability to REIT peers whose dividends are declared and paid within the same quarter.
(7) Excludes finance ROU liability of $7,781

HTA LISTED NYSE

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 19

Portfolio Information

Key Markets in Top 75 MSA Concentration and Regional Portfolio Distribution

(as of December 31, 2020, dollars and GLA in thousands)

Key Markets in Top 75 MSA Concentration [1]

Key Markets	Investment	% of Investment	Total GLA [2]	% of Portfolio	Annualized Base Rent [3]	% of Annualized Base Rent
Dallas, TX	$ 868,274	11.6%	2,101	8.3%	$ 54,498	9.7%
Houston, TX	465,869	6.2	1,665	6.5	34,639	6.2
Boston, MA	397,693	5.3	965	3.8	35,000	6.2
Tampa, FL	347,764	4.6	954	3.8	24,566	4.4
Hartford/New Haven, CT	347,104	4.6	1,165	4.6	25,218	4.5
Atlanta, GA	338,886	4.5	1,120	4.4	24,911	4.4
Orange County/Los Angeles, CA	326,070	4.4	719	2.8	17,202	3.1
Miami, FL	286,127	3.8	1,172	4.6	26,905	4.8
Indianapolis, IN	281,769	3.8	1,396	5.5	26,035	4.6
Phoenix, AZ	267,781	3.6	1,316	5.2	24,787	4.4
Denver, CO	265,807	3.6	607	2.4	12,024	2.1
New York, NY	256,144	3.4	615	2.4	15,621	2.8
Chicago, IL	231,178	3.1	454	1.8	13,675	2.4
Charlotte, NC	214,887	2.9	922	3.6	18,535	3.3
Raleigh, NC	211,805	2.8	749	2.9	18,165	3.2
Albany, NY	170,071	2.3	833	3.3	15,569	2.8
Austin, TX	164,425	2.2	409	1.6	9,172	1.6
Orlando, FL	156,300	2.1	513	2.0	12,466	2.2
Pittsburgh, PA	148,612	2.0	1,094	4.3	19,901	3.6
El Paso, TX	121,409	1.6	475	1.9	8,800	1.6
Top 20 MSAs	5,867,975	78.4	19,244	75.7	437,689	77.9
Additional Top MSAs	1,192,037	15.9	4,450	17.5	88,747	15.8
Total Key Markets in Top 75 MSAs	$ 7,060,012	94.3%	23,694	93.2%	$ 526,436	93.7%

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA [2]	% of Portfolio	Annualized Base Rent [3]	% of Annualized Base Rent
Southwest	$ 2,838,461	37.9%	8,691	34.2%	$ 188,590	33.6%
Southeast	2,022,553	27.0	7,241	28.5	165,483	29.5
Northeast	1,463,097	19.6	5,108	20.1	120,943	21.5
Midwest	1,135,444	15.2	4,286	16.8	85,516	15.2
Northwest	25,433	0.3	104	0.4	1,389	0.2
Total	$ 7,484,988	100%	25,430	100%	$ 561,921	100%

(1) Key markets are titled as such based on HTA's concentration in the respective MSA.
(2) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Refer to page 24 for the reporting definition of Annualized Base Rent.

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 20

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of December 31, 2020, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent (2)	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	118	21	6,260	24.6%	$ 139,410	24.8%
Multi-tenant	333	31	17,862	70.2	383,491	68.3
Other Healthcare Facilities						
Hospitals	15	7	954	3.8	33,375	5.9
Senior care	3	1	354	1.4	5,645	1.0
Total	469	32	25,430	100%	$ 561,921	100%
Net-Lease/Gross-Lease						
Net-lease	301	30	16,241	63.9%	$ 370,620	66.0%
Gross-lease	168	21	9,189	36.1	191,301	34.0
Total	469	32	25,430	100%	$ 561,921	100%

Historical Campus Proximity (3)

	As of 4Q20	3Q20	2Q20	1Q20	4Q19
Off-Campus Aligned	26%	26%	27%	27%	28%
On-Campus	67	67	66	66	66
On-Campus/Aligned	93%	93%	93%	93%	94%
Off-Campus/Non-Aligned	7	7	7	7	6
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	GLA (3)	Annualized Base Rent	% of Annualized Base Rent	As of (5) 4Q20	3Q20	2Q20	1Q20	4Q19
Fee Simple	320	15,865	$ 350,891	62%	62%	63%	63%	63%	63%
Customary Health System Restrictions	142	9,196	201,516	36	36	36	36	36	36
Economic with Limited Restrictions	6	334	9,056	2	2	1	1	1	1
Occupancy Health System Restrictions	1	35	458	—	—	—	—	—	—
Leasehold Interest Subtotal	149	9,565	211,030	38	38	37	37	37	37
Total	469	25,430	$ 561,921	100%	100%	100%	100%	100%	100%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 24 for the reporting definition of Annualized Base Rent.
(3) Percentages shown as percent of total GLA. Refer to page 25 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Refer to pages 24 and 25 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(5) Percentages shown as percent of total GLA.

HTA LISTED NYSE

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of December 31, 2020, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term (1)	Average Base Rent (2) Expiring	Average Base Rent (2) Starting	Tenant Improvements (2)	Leasing Commissions (2)
1Q 2020						
New Leases	238	9.9		$ 23.53	$ 36.09	$ 2.51
Renewal Leases	647	4.5	$ 24.90	25.57	6.26	3.70
Total 1Q 2020	885	5.9		$ 25.37	$ 14.06	$ 3.39
2Q 2020						
New Leases	139	8.8		$ 27.32	$ 60.95	$ 4.33
Renewal Leases	1,162	3.9	$ 27.30	28.56	6.19	3.10
Total 2Q 2020	1,301	4.4		$ 28.54	$ 12.13	$ 3.23
3Q 2020						
New Leases	155	4.4		$ 27.86	$ 21.02	$ 2.05
Renewal Leases	946	7.7	$ 24.60	26.41	4.43	2.07
Total 3Q 2020	1,101	7.2		$ 26.45	$ 10.54	$ 2.07
4Q 2020						
New Leases	136	6.4		$ 25.46	$ 41.00	$ 5.97
Renewal Leases	442	4.9	$ 28.24	29.00	3.24	2.15
Total 4Q 2020	578	5.3		$ 28.12	$ 12.38	$ 3.07
YTD 2020						
New Leases	668	7.6		$ 25.33	$ 38.75	$ 3.51
Renewal Leases	3,197	5.3	$ 26.13	27.38	5.26	2.77
Total YTD 2020	3,865	5.7		$ 27.22	$ 12.13	$ 2.90

Historical Leased Rate (3)

	As of 4Q20	3Q20	2Q20	1Q20	4Q19
Total portfolio leased rate	89.8%	90.1%	90.4%	90.8%	90.8%
On-campus/aligned leased rate	89.8	90.1	90.4	90.8	90.7
Off-campus/non-aligned leased rate	90.0	90.5	90.5	91.6	92.4
Total portfolio occupancy rate	89.1	89.5	89.7	89.9	89.9

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases (4)	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases (5)	% of Total Annualized Base Rent
Month-to-month	151	243	1.1%	$ 5,608	1.0%
2021	721	2,229	9.8	54,303	9.7
2022	572	2,310	10.1	60,964	10.8
2023	528	2,543	11.1	57,355	10.2
2024	435	2,299	10.1	59,499	10.6
2025	363	1,954	8.5	48,173	8.6
2026	306	1,831	8.0	39,465	7.0
2027	211	1,995	8.7	54,428	9.7
2028	145	1,298	5.7	30,967	5.5
2029	204	1,643	7.2	40,231	7.2
2030	108	1,178	5.2	30,485	5.4
Thereafter	251	3,323	14.5	80,443	14.3
Total	3,995	22,846	100%	$ 561,921	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(4) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(5) Refer to page 24 for the reporting definition of Annualized Base Rent.

4Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 22

Tenant Weighted Average Remaining Lease Term (5) Credit Rating (6) Total Leased GLA (7) % of Leased GLA Annualized Base Rent (1) % of Annualized Base Rent Baylor Scott & White Health 6 Aa3 819 3.6% $ 23,095 4.1% HCA Healthcare 6 Ba1 715 3.1 20,332 3.6 Highmark-Allegheny Health Network 9 Baa1 927 4.0 17,382 3.1 Tenet Healthcare Corporation 7 B2 562 2.5 13,724 2.4 Ascension 6 Aa2 482 2.1 11,542 2.1 Tufts Medical Center 7 Aa2 255 1.1 11,260 2.0 Steward Health Care 9 NR 380 1.7 10,374 1.9 AdventHealth 5 Aa2 400 1.7 9,599 1.7 Community Health Systems 8 Caa3 385 1.7 7,754 1.4 Emblem Health 14 C+ 281 1.2 7,462 1.3 CommonSpirit Health 9 Baa1 339 1.5 7,361 1.3 Harbin Clinic 7 NR 316 1.4 7,097 1.3 Mercy Health 6 A1 270 1.2 6,960 1.2 Trinity Health 6 Aa3 247 1.1 6,468 1.2 Community Health Network 3 A2 289 1.3 6,258 1.1 Total 6,667 29.2% $ 166,668 29.7% Portfolio Information Tenant Profile, Tenant Specialty and Top MOB Tenants (as of December 31, 2020, dollars and GLA in thousands, except as otherwise noted) Top MOB Tenants (4) (1) Refer to page 24 for the reporting definition of Annualized Base Rent. (2) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs. (3) Primary Care includes Pediatrics, Family and Internal Medicine. (4) Represents direct leases with top MOB health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated. (5) Amounts presented in years. (6) Credit ratings from S&P, Moody's or AM Best where appropriate. (7) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture. 4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 23 Tenant Specialty (2) Specialty On-Campus Off-Campus Total Primary Care (3) 15.6% 20.4% 17.2% Orthopedics/Sports Medicine 8.6% 9.9% 9.0% Obstetrics/Gynecology 8.9 4.4 7.4 Cardiology 6.0 2.8 4.9 Oncology 4.3 2.4 3.7 Imaging/Diagnostics/Radiology 3.2 4.6 3.7 Eye and Vision 3.0 3.9 3.3 General Surgery 2.6 2.3 2.5 Other Specialty 35.0 33.8 34.6 Specialty 71.6% 64.1% 69.1% Ambulatory Surgery Center 4.6% 6.0% 5.1% Education/Research 3.2 1.9 2.7 Pharmacy 1.1 0.4 0.9 Other 3.9 7.2 5.0 Total 100% 100% 100% Tenant Classification Annualized Base Rent (1) % of Annualized Base Rent Health Systems/Universities $ 334,295 60% National/Large Regional Providers 81,100 14 Local Healthcare Providers/Other 146,526 26 Total $ 561,921 100% Credit Rated Tenancy Investment Grade $ 254,507 45% Other Credit Rated 85,025 15 Total Credit Rated $ 339,532 60% Not Rated/Other 222,389 40 Total $ 561,921 100% Tenant Profile Credit Rated Tenancy Ratings Leased GLA (3) % of GLA ABR (4) % of ABR Investment Grade 10,805 48% $ 260,452 47% Other Credit Rated 2,789 12 77,954 15 Total Credit Rated 13,594 60% $ 338,406 62% Not Rated/Other 9,054 40 210,673 38 Total 22,648 100% $ 549,079 100%

4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 24 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent or (“ABR”): Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent). Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.

4Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 25 Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention: Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred. HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred.